Exhibit 99.2

Value Lighting Inc. and Affiliates

Audited Combined Financial Statements

Years December 31, 2013 and 2012

VALUE LIGHTING, INC. AND AFFILIATES

Table of Contents

December 31, 2013 and 2012

Page

Independent Auditors’ Report	Page 1

Financial Statements:

Combined Balance Sheets as of December 31, 2013 and 2012	Page 3

Combined Statements of Operations for the Years Ended December 31, 2013 and 2012	Page 5

Combined Statements of Equity for the Years Ended December 31, 2013 and 2012	Page 6

Combined Statements of Cash Flows for the Years Ended December 31, 2013 and 2012	Page 7

Notes to Combined Financial Statements	Page 8

INDEPENDENT AUDITORS’ REPORT

To the Stockholders and Members

Value Lighting, Inc. and Affiliates

Marietta, Georgia

We have audited the accompanying combined financial statements of Value Lighting, Inc. and Affiliates, which comprise the combined balance sheets as of December 31, 2013 and 2012, and the related combined statements of operations, equity, and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Value Lighting, Inc. and Affiliates as of December 31, 2013 and 2012, and the combined results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Frazier & Deeter

Atlanta, GA

May 5, 2014

VALUE LIGHTING, INC. AND AFFILIATES

Combined Balance Sheets (in Thousands)

ASSETS

	December 31
	2013	2012

Current Assets:
Cash and cash equivalents	$341	$102
Accounts receivable, net of allowance for bad debts of $438 and $421	8,216	5,820
Inventory, net	8,440	3,917
Prepaid expenses	178	42
Employee advances	15	3

Total current assets	17,190	9,884

Property and Equipment:
Land and building, net (owned by Aldean Properties, LLC)	3,597	3,668
Property and equipment, net (owned by Value Lighting, Inc. and AL Enterprises, Inc.)	321	158

Property and equipment, net	3,918	3,826

Customer list, net of accumulated amortization of $49 and $25	192	216

Deposits	15	15
Note receivable	65	49

Total other assets	80	64

Total Assets	$21,380	$13,990

See notes to combined financial statements.

VALUE LIGHTING, INC. AND AFFILIATES

Combined Balance Sheets (in Thousands) - Continued

LIABILITIES AND EQUITY

	December 31
	2013	2012

Current Liabilities:
Lines of credit	$3,828	$1,498
Current portion of mortgages payable (owed by Aldean Properties, LLC)	118	109
Current portion of notes payable	30	11
Current portion of long-term payable for acquisition	136	130
Accounts payable	7,466	4,914
Accrued expenses	1,670	734

Total current liabilities	13,248	7,396

Long-term Debt:
Mortgages payable (owed by Aldean Properties, LLC)	2,698	2,816
Notes payable	130	—
Payable for acquisition	328	463

Total long-term debt	3,156	3,279

Commitments and contingencies

Equity:
Common stock	301	301
Retained earnings and members’ interest	4,335	2,752

Total equity for Value Lighting, Inc. and Affiliates	4,636	3,053

Non-controlling interest in combined affiliate	340	262

Total equity	4,976	3,315

Total Liabilities and Equity	$21,380	$13,990

VALUE LIGHTING, INC. AND AFFILIATES

Combined Statements of Operations (in Thousands)

	Years Ended December 31
	2013	2012

Net sales	$43,358	$29,827
Cost of sales	31,641	22,874

Gross margin	11,717	6,953

General and administrative expenses	8,132	5,470

Operating income	3,585	1,483

Other income (expense):
Interest expense	265	235
Other income (expense)	(2)	15

Total other expense	263	250

Net income	$3,322	$1,233

Net income applicable to non-controlling interest	$211	$286

Net income applicable to Value Lighting, Inc. and Affiliates	$3,111	$947

See notes to combined financial statements.

VALUE LIGHTING, INC. AND AFFILIATES

Combined Statements of Equity (in Thousands)

	Common Stock	Retained Earnings	Members’ Equity	Noncontrolling Interests	Total

Balance, January 1, 2012	$301	$2,123	$614	$—	$3,038

Distributions	—	(932)	—	(24)	(956)
Net lncome	—	919	28	286	1,233

Balance, December 31, 2012	301	2,110	642	262	3,315

Distributions	—	(1,528)	—	(133)	(1,661)
Net lncome		3,040	71	211	3,322

Balance, December 31, 2013	$301	$3,622	$713	$340	$4,976

See notes to combined financial statements

VALUE LIGHTING, INC. AND AFFILIATES

Combined Statements of Cash Flows (in Thousands)

	Years Ended December 31
	2013	2012

OPERATING ACTIVITIES:
Net Income	$3,322	$1,233
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	163	168
Bad debt expense	590	306
Inventory reserve expense	440	720
Changes in:
Accounts receivable	(2,986)	(3,936)
Inventory	(4,963)	(1,422)
Prepaid expenses	(136)	(17)
Employee advances	(12)	14
Deposits	—	(2)
Accounts payable	2,552	3,193
Accrued expenses	936	555

Net cash and cash equivalents (used in) provided by operating activities	(94)	812

INVESTING ACTIVITIES:
Issuance of notes receivable	(16)	—
Principal collections on notes receivable	—	40
Expenditures for property and equipment	(70)	(87)

Net cash and cash equivalents used in investing activities	(86)	(47)

FINANCING ACTIVITIES:
Decrease in outstanding checks in excess of bank balance	—	(403)
Net borrowings under line of credit	2,330	753
Distributions	(1,528)	(932)
Distributions to non-controlling interest	(133)	(24)
Payments on long-term payable for acquisition	(129)	(121)
Principal payments on mortgages and notes payable	(121)	(88)

Net cash and cash equivalents provided by (used in) financing activities	419	(815)

NET CHANGE IN CASH AND CASH EQUIVALENTS	239	(50)

CASH AND CASH EQUIVALENTS, beginning of year	102	152

CASH AND CASH EQUIVALENTS, ending of year	$341	$102

Cash paid for interest	$265	$235

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING TRANSACTIONS: During the year ended December 31, 2013, the Company acquired vehicles with a value of $161 by incurring notes payable.

See notes to combined financial statement

VALUE LIGHTING, INC. AND AFFILIATES

Notes to Combined Financial Statements

December 31, 2013 and 2012

Note 1 - Summary of significant accounting policies:

The following is a summary of significant accounting policies followed in the preparation of these combined financial statements. The Company has adopted the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC). The ASC is the single official source of authoritative generally accepted accounting principles in the United States of America (U.S. GAAP) recognized by the FASB to be applied by nongovernmental entities and all of the ASC’s content carries the same level of authority.

Company operations

Value Lighting, Inc. and Affiliates as defined below (the “Company”) supply various customers throughout the United States in the Multi-Family Residential industry with quality lighting fixtures and ceiling fans.

Principles of consolidation

The accompanying combined financial statements include the combined accounts of entities under common control and include Value Lighting, Inc., a Georgia corporation (“Value Lighting”), AL Enterprises, Inc., a Texas corporation (“AL Enterprises”), Value Lighting of Houston, LLC, an inactive Texas limited liability company (“Value Houston”), and Aldean Properties, LLC, a variable interest entity (“Aldean”). Collectively, these entities are referred to as “Value Lighting Inc. and Affiliates” or the “Company”. All transactions and balances among the entities have been eliminated.

Use of estimates

The preparation of combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the valuation of inventories and accounts receivable. Actual results could differ from those estimates.

Concentration of credit risk

The Company maintains its cash and cash equivalents and bank deposits which, at times, may exceed federally insured limits. Management has deemed this a normal business risk and has not experienced any losses in such accounts.

The Company’s primary business activity is with customers located in the Southeast and Midwest region. This geographic concentration of customers sets up a concentration of credit risk with respect to accounts receivable. Losses pertaining to those credit risks, in the aggregate, have not exceeded management’s expectations.

Concentration of credit risk - continued

The Company purchases the majority of its inventory from vendors located in Asia or from U.S. vendors that import the product from manufacturers in Asia. This concentration of purchases from foreign suppliers could cause a disruption to the Company’s operations due to political instability, civil unrest, economic instability, changes in government policies, and other risks that could occur.

Cash and cash equivalents

The Company considers all highly liquid investments that are readily convertible to known amounts of cash to be cash equivalents. Cash equivalents consist of funds invested in money market accounts and other highly-liquid investments.

Accounts receivable/allowance for doubtful accounts

The Company carries its accounts receivable at invoiced amounts less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, when deemed necessary, based on the history of past write-offs and collections and current credit conditions. Accounts deemed uncollectable are written off through a charge to the allowance and a credit to accounts receivable. As of December 31, 2013 and 2012, the allowance for doubtful accounts was $438 and $421, respectively. Generally, the Company does not require collateral on its accounts receivable and no interest is charged on customer accounts.

Revenue recognition

The Company prepares its combined financial statements on the accrual basis of accounting. Revenues are recognized when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed and determinable, and collectibility is reasonably assured. The price and evidence of an arrangement are supported by customer purchase orders. Delivery has occurred once products are shipped and passage of title occurs.

Inventory

Inventory consists of purchased products and is valued at the lower of cost or market using the average cost method. The Company records an allowance for slow moving and obsolete inventory based upon the history of past write-offs and anticipated future usage. As of December 31, 2013 and 2012, the allowance for slow moving and obsolete inventory was $2,905 and $2,465, respectively.

Property and equipment

Management capitalizes expenditures for property and equipment. Expenditures for maintenance and repairs are charged to operating expenses. Property and equipment are carried at cost. Adjustments to the asset and the related accumulated depreciation and amortization accounts are made for property and equipment retirements and disposals, with the resulting gain or loss included in the combined statements of operations.

Depreciation and amortization of property and equipment is computed using the straight-line method over the estimated useful lives of the related assets at acquisition, which range from three to thirty-nine years. For the years ended December 31, 2013 and 2012, depreciation and amortization of property and equipment totaled $139 and $143, respectively.

Customer list

The customer list is the amount that the Company allocated as a part of the purchase price of the assets acquired from a third party in 2011. The customer list acquired is amortized on the straight-line basis over ten years. For the years ended December 31, 2013 and 2012, amortization expense of the customer list totaled $24 and $25, respectively. Future amortization of the customer list will be $24 for the years ended December 31, 2014 through 2018, and $72 thereafter.

Impairment of long-lived assets

The Company continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful lives of long-lived assets may warrant revision or that the remaining balances may not be recoverable. When factors or events indicate that such costs should be evaluated for possible impairment, the Company estimates the undiscounted cash flows of the assets over their remaining useful lives to evaluate whether the costs are recoverable. Management has determined that there are no impairments of long-lived assets at December 31, 2013 and 2012.

Shipping and handling

The cost incurred for shipping and handling has been included in the cost of sales.

Advertising costs

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2013 and 2012, was $21 and $0, respectively.

Sales tax

The Company collects sales tax on products sold by the Company and records revenue net of the sales tax charged on sales.

Income taxes

The entities included in the combined financial statements are S-corporations or limited liability companies and are not subject to federal and most state income taxes at the entity level. Shareholders and members are subject to taxes for the taxable income generated by the Company. Accordingly, these financial statements do not reflect any provision for income taxes.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. Tax years that remain subject to examination by major tax jurisdictions date back to the year ended December 31, 2010. Federal and state income tax positions taken or anticipated to be taken in the income tax returns are attributable to the stockholders and members and not to the entity. As of December 31, 2013 and 2012, there are no known items which would result in a material accrual attributable to uncertain tax positions.

Subsequent events

The Company has evaluated subsequent events through May 2, 2014, which is the date these combined financial statements were available to be issued. All subsequent events, if any, requiring recognition as of December 31, 2013 have been incorporated into these combined financial statements.

Note 2 - Property and equipment:

Property and equipment consists of the following (in thousands):

	December 31
	2013	2012

Vehicles	$211	$50
Machinery and equipment	151	144
Furniture and fixtures	73	73
Office equipment	85	72
Software	188	141

Leasehold improvements	16	13
Land	1,063	1,063
Buildings	2,828	2,828

	4,615	4,384

Less: accumulated depreciation and amortization	697	558

	$3,918	$3,826

Note 3 - Financial instruments:

The FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable.

Level 3—Unobservable inputs that are supported by little or no market activity, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2013. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, and borrowings under the line of credit and mortgages and notes payable. The respective carrying values of certain balance sheet financial instruments approximate their fair value, including cash and cash equivalents, accounts receivables, accounts payable and accrued expenses. Fair values of borrowings under the lines of credit approximate carrying values for these financial instruments since they are short term in nature and contain market interest rates. Fair values of mortgages and notes payable approximate carrying values for these financial instruments as they contain interest rates and terms that are comparable to those available in the current economic market for similar entities.

Note 4 - Borrowings under lines of credit:

On July 12, 2011, Value Lighting, Inc. entered into a line of credit agreement with a bank which allowed for borrowings up to $500 with a maturity date of July 12, 2012. The line of credit bore interest at the prime rate plus 1.00% and was collateralized by virtually all assets of Value Lighting, Inc. The line of credit agreement was renewed on July 24, 2012 and extended the maturity date to October 12, 2012. The line of credit agreement was renewed on September 25, 2012 and increased the allowed borrowings to $1,000 and extended the maturity date to September 25, 2013. The line was repaid in full during 2013.

On December 9, 2011, AL Enterprises, Inc. entered into a line of credit agreement with a bank which allowed for borrowings up to $500 with a maturity date of December 9, 2014. The line of credit bore interest at the prime rate plus 1.00% and was collateralized by virtually all assets of AL Enterprises, Inc. The line was repaid in full during 2013.

In September 2013, Value Lighting, Inc. and AL Enterprises, Inc. entered into a line of credit agreement with a bank which allowed for borrowings up to $4,500, subject to availability calculated under a borrowing base, with a maturity date of June 15, 2014. The line of credit bears interest at the prime rate (3.25% at December 31, 2013) and is collateralized by virtually all assets of Value Lighting, Inc. and AL Enterprises, Inc. and is subject to certain financial and non-financial covenants.

Note 5 - Long-term debt:

The Company had the following long-term debt outstanding (in thousands):

	December 31
	2013	2012
Value Lighting, Inc. secured note payable to a third party in monthly installments of principal and interest of $2 through January 2019. The note bears interest at 3.99% and is secured by a vehicle.	$80	$—

Value Lighting, Inc. secured note payable to a third party in monthly installments of principal and interest of $2 through January 2019. The note bears interest at 3.99% and is secured by a vehicle.	80	—

Aldean Properties, LLC mortgage payable to a third party in monthly installments of principal and interest of $3 through May 2015 with a final payment of $345. The note bears interest at 5.50% and is secured by real estate.	367	383

Aldean Properties, LLC mortgage payable to a third party in monthly installments of principal and interest of $17 through November 2017 with a final payment of $2,044. The note bears interest at 4.50% and is secured by real estate.	2,449	2,542

Value Lighting, Inc. secured note payable to a third party in monthly installments of principal and interest of $2 through May 2013. The note bears interest at 7.00%. The note was paid in full during 2013 and was secured by real estate.	—	11

	2,976	2,936

Less: current portion of long-term debt	148	120

	$2,828	$2,816

The following is a schedule of minimum long-term debt principal payments for each of the next five years and in the aggregate (in thousands):

Years ended December 31,
2014	$148
2015	486
2016	142
2017	2,166
2018	34

$2,976

Note 6 - Accrued expenses:

Accrued expenses consist of the following (in thousands):

	December 31
	2013	2012

Commission	$325	$7
Sales tax	691	710
Prepaid Customers	508	—
Other	146	17

	$1,670	$734

Note 7 - Long-term payable for acquisition:

In connection with the purchase of assets acquired from a third party in 2011, the Company entered into a long-term payable arrangement whereby the Company would pay a total of $800 to the third party based on 15% of the gross profit received from sales to acquired customers. This arrangement does not have required minimum repayment terms or a stated interest rate. The Company estimates that payments under this agreement will be made through 2017, and based on the long-term nature of this agreement, the Company has imputed interest on this payable at a rate of 6% per annum. At December 31, 2013 and 2012, the Company has gross payments of $510 and $679, respectively, due under this agreement. At December 31, 2013 and 2012, the Company has recorded this payable at the discounted amount of $464 and $593, respectively, and classified $136 and $130 as a current liability at December 31, 2013 and 2012, respectively.

Note 8 - Equity:

Equity consists of the following classes of common stock and members’ interests as of December 31, 2013 and 2012:

•	Common stock – Value Lighting, Inc. 100,000 shares authorized, 3,600 shares issued and outstanding.

•	Common stock – AL Enterprises, Inc., 100 shares authorized, 50 shares issued and outstanding.

•	Members’ interests – Aldean Properties, LLC

•	Members’ interests – Value Lighting of Houston, LLC

Note 9 - Variable interest entity:

Value Lighting leases its warehouse and office facilities from Aldean, an entity wholly-owned by Value Lighting’s controlling stockholders under an informal leasing arrangement pursuant to which the company pays Aldean approximately $25 monthly. Accordingly, Aldean has been classified a variable interest entity whose primary beneficiary is Value Lighting.

Below are the condensed balance sheets and statements of operations as of and for the years ended December 31, 2013 and 2012 for Aldean Properties, LLC. (in thousands)

Balance Sheets	December 31
	2013	2012

ASSETS
Current Assets:
Cash	$38	$9
Prepaid expenses	1	6

Total current assets	39	15

Property and equipment, net	3,597	3,668
Other Assets	8	8

	$3,644	$3,691

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Current portion of mortgages payable	$118	$109
Other current liabilities	115	124

Total current liabilities	233	233

Long-term debt:
Mortgages payable	2,698	2,816
Total Members’ Equity	713	642

	$3,644	$3,691

Statement of Operations	Years Ended
	2013	2012

Rental revenues	$312	$346

Operating expenses	106	169

Other income (expense):
Interest expense	135	149
Total other expense	135	149

Net income	$71	$28

Note 10 - Operating leases:

On April 28, 2011, the Company entered into a lease for an operating building from an unrelated third party through a non-cancelable lease arrangement. The arrangement requires monthly payments of $7 and expires July 2016.

On December 1, 2013, the Company entered into a lease for an operating building from an unrelated third party through a non-cancelable lease arrangement. The arrangement requires monthly payments of $13 and expires February 2018. Rent expense, including common area maintenance, related to the agreements for the years ended December 31, 2013 and 2012 amounted to $170 and $117, respectively.

Minimum future lease payments under the non-cancelable operating leases described above for each of the next five years and in the aggregate are as follows (in thousands):

Years ended December 31,
2014	$241
2015	250
2016	217
2017	165
2018	28

$901

Note 11 - Related party transactions:

At December 31, 2013 and 2012, amounts due from employees, totaled $15 and $3, respectively.

Note 12 - Significant vendors:

At December 31, 2013, the Company had payables due to two vendors amounting to approximately 67% of accounts payable. One of these vendors is a related party to one of the minority shareholders of AL Enterprises and had amounts due from the Company of approximately 42% of accounts payable. During the year ended December 31, 2013, the Company had purchases from three vendors amounting to approximately 30% of total purchases. One of these vendors is a related party to one of the minority shareholders of AL Enterprises. The Company had purchases from this vendor amounting to approximately 10% of total purchases.

At December 31, 2012, the Company had payables due to one vendor amounting to approximately 45% of accounts payable. This vendor is a related party to one of the minority shareholders of AL Enterprises. During the year ended December 31, 2012, the Company had purchases from 3 vendors amounting to approximately 34% of total purchases. One of these vendors is a related party to one of the minority shareholders of AL Enterprises. The Company had purchases from this vendor amounting to approximately 12% of total purchases.

Note 13 - Litigation:

The Company has been informed by a purchaser of a specific product sold by the Company in 2011 and 2012 that such product was defective and that the purchaser is seeking a full refund of the purchase price as well as related shipping and warehousing costs. The product was manufactured by a Chinese company and purchased by the Company from an importer; accordingly, the Company has notified the importer and has requested that the importer in turn notify its insurance carrier. The Company, the importer, and the customer are engaged in discussions to resolve the matter. However, at this time it is difficult to evaluate the likelihood of an unfavorable outcome as the matter remains in an early stage and many facts remain unknown. If a liability exists it may be a liability of the importer or manufacturer. As of December 31, 2013 and 2012, the Company has not accrued any loss from this potential claim.

The Company has been notified that a product may infringe on a third party’s patents. The supplier of the product to the Company has informed the Company that the manufacturer of the product had obtained patents prior to the patents claimed by the third party. The Company believes that the infringement claim is frivolous and that the third party’s patents are likely invalid.

Note 14 - Subsequent events:

On January 15, 2014, the Company acquired the customer list of an independent company based in Houston, Texas. Upon closing, the Company also secured the use of the seller’s business premises, including the use of the seller’s forklift, delivery truck, and warehouse supervision services through lease agreements over the term of two years.

On March 6, 2014, the Company (excluding Aldean Properties, LLC) entered into an Agreement and Plan of Merger with Value Merger Sub, LLC, a wholly-owned subsidiary of Revolution Lighting Technologies, Inc., whereby the Company (excluding Aldean Properties, LLC) would merge with and into Value Merger Sub, LLC on a date to be determined by all parties. On April 17, 2014, the closing of the merger occurred.